FORM 10f-3

THE BLACKROCK FUNDS

Record of Securities Purchased
Under the Trust's Rule 10f-3 Procedures

1.	Name of Purchasing Portfolio:  EQ/Long Term Bond
Portfolio (AXA-LTB), BlackRock Balanced Capital
Portfolio (FI) (Ins - Series) (BCS_F), BlackRock Core
Bond Trust (BHK), BlackRock Income Opportunity Trust (BNA-USD), BlackRock Preferred Opportunity Trust
(BPP), BlackRock Total Return Portfolio II (BR-CORE), BlackRock GNMA Portfolio (BR-GNMA), BlackRock
Government Income Portfolio (BR-GOVT), BlackRock
Intermediate Bond Portfolio II (BR-INT), BlackRock Intermediate Government Bond Portfolio (BR-INTG),
BlackRock International Bond Portfolio (BR-INTLB),
BlackRock Long Duration Bond Portfolio (BR-LONG),
BlackRock Managed Income Portfolio (BR-MINC),
BlackRock World Income Fund, Inc.(BR-WI), BlackRock
Asset Allocation Portfolio (Fixed Income) (BR_AA_FI), BlackRock Preferred and Equity Advantage Trust -
Preferred Sleeve (BTZ-PREF), BlackRock Total Return
V.I. Portfolio (Ins - Var Ser) (BVA-BF), BlackRock
Total Return Portfolio (Ins - Series) (BVA-TR),
BlackRock Balanced Capital VI Fund (FI) (BVI_F),
Diversified Investment Advisors Core Bond Fund (DIA-
CORE), BlackRock Enhanced Government Fund, Inc. (EGF),
Hirtle Callaghan & Co. Fixed Income II Portfolio
(HCIIX), Metropolitan Series BlackRock Bond Income
Portfolio (MET-BI), Metropolitan Series BlackRock
Diversified Portfolio (Core Bond) (METD_B), Master
Total Return Portfolio (MF-BOND), BlackRock Preferred
& Corporate Income Strategies Fund, Inc. (PSW),
BlackRock Preferred Income Strategies Fund, Inc.
(PSY), SEI Institutional International Trust
International Fixed Income Fund (SIT-IB), UBS PACE Intermediate Fixed Income Investments (UBS-PACE)
2.	Issuer:    Federal National Mortgage Association
Preferred Series S
3.	Date of Purchase:  12/06/2007
4.	Underwriter from whom purchased:  Lehman Brothers Inc.
5.	Name of Affiliated Underwriter (as defined in the
Trust's procedures) managing or participating in syndicate: Merrill Lynch, Pierce, Fenner & Smith
Incorporated
	UBS Securities LLC as well with respect to UBS-PACE

6.	Aggregate principal amount of purchased (out of total
offering):  7,444,650 shares out of 280,000,000 shares
7.	Aggregate principal amount purchased by funds advised
by BlackRock and any purchases by other accounts with
respect to which BlackRock has investment discretion
(out of the total offering): ):   16,000,000 shares
out of 280,000,000 shares.
8.	Purchase price (net of fees and expenses):  $25
9.	Date offering commenced:  12/06/2007
10.	Offering price at end of first day on which any sales
were made:  $25
11.	Have the following conditions been satisfied:
	Yes	No
a.	The securities are part of an issue registered
under
      the Securities Act of 1933, as amended, which
      is being offered to the public, or are Eligible
Municipal
		Securities, or are securities sold in an
Eligible Foreign
      Offering or are securities sold in an Eligible
Rule 144A
		Offering or part of an issue of government
      securities.						_X__	___

	b.	The securities were purchased prior to the
		end of the first day on which any sales
		were made, at a price that was not more
		than the price paid by each other
		purchaser of securities in that offering
		or in any concurrent offering of the
		securities (except, in the case of an
		Eligible Foreign Offering, for any rights
		to purchase required by laws to be granted
		to existing security holders of the
		Issuer) or, if a rights offering, the
		securities were purchased on or before the
		fourth day preceding the day on which the
		rights offering terminated.				_X__
	___

	c.	The underwriting was a firm commitment
		underwriting.						_X_	___

	d.	The commission, spread or profit was
		reasonable and fair in relation to that
		being received by others for underwriting
		similar securities during the same period.
	_X__	___

	e.	In respect of any securities other than
		Eligible Municipal Securities, the issuer
		of such securities has been in continuous
		operation for not less than three years
		(including the operations of predecessors).
	_X__	___

f.	Has the affiliated underwriter confirmed
      that it will not receive any direct or indirect
      benefit as a result of BlackRock's participation
      in the offering?					_X__	___




Approved:	 Walter Mello     		Date:       _01/09/08__





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